EXHIBIT 10.1

Date: June 30, 2024

Mr. Su-Leng Tan Lee

C2-2-8 Megan Phoenix

Off Jalan Cheras

Kuala Lumpur, Malaysia

Dear Mr. Tan Lee,

Re: Amendment to Service Contract, recognition as Chief Executive Officer and Acting Chief Financial Officer

We are pleased to extend this letter of offer to you, amending your current service contract dated August 15, 2023. This amendment recognizes your role as Chief Executive Officer (CEO) and Acting Chief Financial Officer (CFO) of BioNexus Gene Lab Corp (the “Company”) and aims to compensate you accordingly.

Amendment to Compensation

Effective July 1, 2024, your base salary will be adjusted to USD 35,000 per month. Additionally, in recognition of your work performed prior to this amendment, the Company will allocate and recognize back pay in line with this base salary from the time you began to act in the role as CEO and CFO.

Indemnity

The Company hereby agrees to fully indemnify you for all actions taken in good faith and within the scope of your duties as CEO, CFO, and any other role you undertake on behalf of the Company. This indemnity covers any claims, liabilities, losses, and expenses, including legal fees, arising from duties performed in your role within the company in good faith.

Inducement Award Entitlement

It is also acknowledged that your Inducement Award Entitlement was not previously formally resolved. The Compensation Committee will finalize this matter in Q3 2024, following further deliberation.

Please sign and return a copy of this letter to signify your acceptance of the amended terms and conditions of your service contract.

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We thank you for your continued dedication and valuable contributions to the Company.

Yours sincerely,

/s/ Muhammad Azrul bin Abdul Hamid

Muhammad Azrul bin Abdul Hamid

Chairman of the Nomination and Compensation Committees

BioNexus Gene Lab Corp

I, Su-Leng Tan Lee, hereby accept the terms and conditions of this amendment to my service contract as outlined above.

/s/ Su-Leng Tan Lee

Su-Leng Tan Lee

Date: 30th June 2024

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